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Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-217183 on Form F-10 of our reports dated March 21, 2017 relating to the consolidated financial statements of Silver Wheaton Corp. and subsidiaries (the "Company") and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 40-F of Silver Wheaton Corp. for the year ended December 31, 2016.

/s/ Deloitte LLP
Chartered Professional Accountants
Vancouver, Canada
April 13, 2017

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  Exhibit 5.1